November 13, 1996


Board of Directors
The Source Company
11644 Lilburn Park Road

St. Louis, Missouri 63146

        Re:     Registration Statement on Form S-8


Gentlemen:

        We have served as counsel to The Source Company (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 680,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), reserved for issuance in accordance with The Source Company Stock Award Plan and The Source Company 1995 Incentive Stock Option Plan (the "Plans").

        We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, as amended, Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

        Based upon the foregoing, the undersigned is of the opinion that:

                    1. The Company is a corporation duly  incorporated,  validly existing and in good standing under the laws of the State of Missouri.

                    2. The Common Stock being offered by the Company,  if issued in accordance with the Plans, will be validly issued and outstanding and will be fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plans.

                                       Very truly yours,


                                       /s/ Gallop,  Johnson & Neuman, L.C.